EXHIBIT 5.01

October 24, 2013

Symantec Corporation

350 Ellis Street

Mountain View, CA 94043

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (“Registration Statement”) to be filed by Symantec Corporation, a Delaware corporation (“Company”), with the Securities and Exchange Commission on or about October 24, 2013 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 75,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Stock”). The shares of Stock consist of: (i) an aggregate of 45,000,000 shares of Stock, all subject to issuance by the Company upon (a) the exercise of stock options to be granted by the Company under its 2013 Equity Incentive Plan (“2013 Plan”), (b) the granting by the Company of restricted stock or restricted stock units under the 2013 Plan, or (c) the vesting of stock appreciation rights to be granted by the Company under the 2013 Plan; and (ii) an aggregate of 30,000,000 shares of Stock, all subject to issuance by the Company upon the exercise of purchase rights to be granted under the Company’s 2008 Employee Stock Purchase Plan, as amended (“2008 ESPP”). The 2013 Plan and the 2008 ESPP are collectively referred to in this letter as the “Plans.”

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	The Company’s Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on September 20, 2004 and certified by the Delaware Secretary of State on October 16, 2009 (the “Charter”), as amended by (a) the Company’s Certificate of Amendment of Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on July 1, 2005 and certified by the Delaware Secretary of State on October 16, 2009 (the “First Amendment”) and (b) the Company’s Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on July 31, 2009 and certified by the Delaware Secretary of State on October 16, 2009 (the “Second Amendment”), and as supplemented by the Company’s Certificate of Designations of Series A Junior Participating Preferred Stock, filed with the Delaware Secretary of State on December 16, 2004 and certified by the Delaware Secretary of State on October 16, 2009 (the “Certificate of Designations” and, collectively with the Charter, the First Amendment and the Second Amendment, the “Restated Certificate”).

(2)	The Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on October 23, 2013 (“Bylaws”).

(3)	The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference.

(4)	The Prospectus prepared in connection with the Registration Statement (the “Prospectus”).

(5)	Minutes of meetings of the Company’s Board of Directors (“Board”) and minutes of meetings of the Company’s stockholders (“Stockholders”) provided to us by the Company, which the Company has represented to us as including all actions of the Board and of the Stockholders adopting, approving and amending each of the Plans.

(6)	Minutes of meetings and actions by written consent of the Board and minutes of meetings of the Stockholders adopting and approving the Restated Certificate, which the Company has represented to us as including all actions of the Board and of the Stockholders adopting, approving and amending the Restated Certificate.

(7)	The stock records that the Company has provided to us (consisting of a summary report of currently outstanding options and other rights to receive the Company’s capital stock that was prepared by the Company and dated October 23, 2013 verifying the number of such issued and outstanding securities and the number and types of shares of the Company’s capital stock issuable upon the exercise, conversion or exchange thereof).

(8)	An Opinion Certificate addressed to us and dated October 23, 2013 executed by the Company containing certain factual representations.

(9)	A certificate from Computershare Trust Company, N.A., the Company’s transfer agent, dated as of October 22, 2013 verifying the number of the Company’s issued and outstanding shares of Common Stock, $0.01 par value, as of October 22, 2013.

(10)	The Plans.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed and relied upon the accuracy of representations to us by officers of the Company, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us.

We have also assumed that the certificates representing the Stock, if any, will be, when issued, properly signed by authorized officers of the Company or their agents.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and the Delaware General Corporation Law in effect as of the date hereof.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, we are of the following opinion:

(1) The 45,000,000 shares of Stock that may be issued and sold by the Company upon (i) the exercise of stock options to be granted by the Company under the 2013 Plan, (ii) the granting by the Company of restricted stock or restricted stock units under the 2013 Plan, or (iii) the vesting of stock appreciation rights to be granted by the Company under the 2013 Plan, when issued, sold and delivered in accordance with the terms of the 2013 Plan and forms of award agreements thereunder, if any, to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement, the applicable Prospectus, the 2013 Plan and applicable forms of award agreements, will be validly issued, fully paid and nonassessable.

(2) The 30,000,000 shares of Stock that may be issued and sold by the Company upon the exercise of purchase rights to be granted under the 2008 ESPP, when issued, sold and delivered in accordance with the terms of the 2008 ESPP and forms of award agreements thereunder, if any, to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

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This opinion is intended solely for use in connection with issuance and sale of shares of the Stock subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not it would affect or modify any of the opinions expressed herein.

Very truly yours,

/S/ FENWICK & WEST LLP

Fenwick & West LLP